Exhibit 24.1
THE DAVEY TREE EXPERT COMPANY
POWER OF ATTORNEY
FORM S-8
Each of the undersigned directors of The Davey Tree Expert Company, an Ohio corporation (the “Company”), has made, constituted, and appointed, and by these presents does hereby make, constitute, and appoint, Patrick M. Covey, Director, Chairman, President and Chief Executive Officer, Joseph R. Paul, Executive Vice President, Chief Financial Officer and Assistant Secretary, Erika J. Schoenberger, Vice President, General Counsel and Secretary, Christopher J. Bast, Vice President and Treasurer, and Thea R. Sears, Vice President and Controller, his or her true and lawful attorney, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead to affix, as attorney‑in‑fact, his or her signature as director of the Company, to any and all registration statements on Form S-8 and amendments thereto, including post-effective amendments and any subsequent registration statements pursuant to Rule 462 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission with respect to Common Shares of the Company issuable or issued in connection with The Davey 401KSOP and ESOP, giving and granting unto each such attorney‑in‑fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney‑in‑fact, and their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of September 29, 2021.

/s/ Patrick M. Covey	/s/ Thomas A. Haught
Patrick M. Covey Director, Chairman, President and Chief Executive Officer	Thomas A. Haught Director

/s/ Donald C. Brown	/s/ Catherine M. Kilbane
Donald C. Brown Director	Catherine M. Kilbane Director

/s/ Alejandra Evans	/s/ Charles D. Stapleton
Alejandra Evans Director	Charles D. Stapleton Director

/s/ William J. Ginn	/s/ Karl J. Warnke
William J. Ginn Director	Karl J. Warnke Director

/s/ Douglas K. Hall
Douglas K. Hall Director